Exhibit 23.2



     Consent of Beard Miller Company LLP, Independent Auditors

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement (Form S-3) of our report dated January 25, 2002, relating to the consolidated financial statements of Leesport Financial Corp. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

We also consent to the reference to us under the caption
"Experts" in the Prospectus.

                              /s/ Beard Miller Company LLP

Reading, Pennsylvania

December 20, 2002